UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2019

Elanco Animal Health Incorporated

(Exact name of registrant as specified in its charter)

Indiana	001-38661	82-5497352
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2500 Innovation Way Greenfield, Indiana	46140
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 352-6261

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ELAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure

A copy of the press release announcing the completion of the acquisition described under Item 8.01 below is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in the press release shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On July 18, 2019, pursuant to the Agreement and Plan of Merger, dated as of April 26, 2019 (the “Merger Agreement”), by and among Elanco Animal Health Incorporated, an Indiana corporation (the “Company” or “Elanco”), Elanco Athens Inc., a Delaware corporation and a direct wholly owned subsidiary of Elanco (“Acquisition Sub”), and Aratana Therapeutics, Inc., a Delaware corporation (“Aratana”), Acquisition Sub merged with and into Aratana, with Aratana continuing as the surviving corporation and a wholly owned subsidiary of Elanco (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Aratana common stock that was outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was automatically converted into the right to receive (A) 0.1481 validly issued, fully paid and non-assessable  shares of Elanco common stock, no par value per share, plus the right to receive cash in lieu of any fractional shares of Elanco common stock, and (B) one contingent value right (a “CVR”) representing the right to receive $0.25 in cash if a specified milestone is achieved, as set forth in the CVR Agreement (as defined and described below).

Pursuant to the Merger Agreement, at the Effective Time, Elanco, a representative for the CVR holders selected by Aratana and a rights agent (the “Rights Agent”) entered into a Contingent Value Rights Agreement (the “CVR Agreement”) governing the terms of the CVRs. Each CVR will entitle its holder to receive $0.25 in cash if Elanco, Aratana or their respective affiliates achieve cumulative net sales of an animal health product that contains capromorelin as an active pharmaceutical ingredient equal to or exceeding (a) $25,000,000 during the period beginning on July 1, 2019 and ending on December 31, 2020, or (b) $50,000,000 during the period beginning on July 1, 2019 and ending on December 31, 2021. Elanco has agreed to use “Diligent Efforts” (as defined in the CVR Agreement) to achieve the foregoing milestone.  The executed copy of the CVR Agreement is attached hereto as Exhibit 99.2.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Elanco Animal Health Incorporated, dated July 18, 2019.
99.2	Contingent Value Rights Agreement dated July 18, 2019 by and among Elanco Animal Health Incorporated, representative of the holders of contingent value rights, and rights agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elanco Animal Health Incorporated

Date: July 18, 2019	By:	/s/ Michael-Bryant Hicks
Name: Michael-Bryant Hicks
Title: Executive Vice President, General Counsel and Corporate Secretary